UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
_______________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 12, 2018

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RealPage, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-34846	75-2788861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2201 Lakeside Blvd. Richardson, Texas		75082
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (972) 820-3000
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On March 12, 2018, RealPage, Inc. (the “Company”) entered into the Seventh Amendment to Credit Agreement, Incremental Amendment and Amendment to Collateral Agreement (the “Amendment”) among the Company, the subsidiaries of the Company party thereto, each of the lenders party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent (the “Agent”). The Amendment amends certain terms of the Company’s Credit Agreement, dated as of September 30, 2014 (as amended, the “Credit Agreement”), to, among other things, increase the revolving credit commitments by $150,000,000 in accordance with the terms of the Credit Agreement, to an aggregate of $350,000,000 in revolving credit commitments, amend the consolidated net leverage ratio levels used to determine the interest rates and fees applicable to the credit facility, amend the consolidated net leverage ratio and consolidated senior secured net leverage ratio financial covenants and provide greater flexibility under certain of the negative covenants. The Amendment also amends certain terms of the Company’s Collateral Agreement, dated as of September 30, 2014, among the Company, the subsidiaries of the Company party thereto and Agent, to remove the requirement to obtain account control agreements in favor of Agent with respect to the bank accounts of the Company and its subsidiary guarantors.
With the increase in the revolving commitments, together with the existing outstanding term loans, the Credit Agreement now includes $669,106,445 of drawn or available credit. As of March 12, 2018, there was $319,106,445 in aggregate principal amount outstanding in term loans and $50,000,000 in aggregate principal amount outstanding in revolving loans under the Credit Agreement.
The Amendment increases the maximum consolidated net leverage ratio financial covenant to 5.00 to 1.00, with the ability to increase this ratio in connection with certain permitted acquisitions, and subject to certain conditions, to 5.50 to 1.00 for a period of four consecutive fiscal quarters. The Amendment also increases the maximum consolidated senior secured net leverage ratio to 3.75 to 1.00, with the ability to increase this ratio in connection with certain permitted acquisitions, and subject to certain conditions, to 4.25 to 1.00 for a period of four consecutive fiscal quarters. The Company is permitted to exercise the increase option for each of these financial covenants one time during any 24-month period.
Certain of the lenders under the Credit Agreement and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or the Company’s affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
Additional details of the Credit Agreement were previously disclosed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2018, and are incorporated herein by reference.
The foregoing description of the Amendment is qualified in its entirety by the full text of the Amendment, which the Company will file with the Securities and Exchange Commission as an exhibit to a forthcoming periodic financial report.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALPAGE, INC.

By:	/s/ Stephen T. Winn
Stephen T. Winn Chief Executive Officer, President and Chairman
Date: March 13, 2018